Exhibit 99.1

SEVERANCE AGREEMENT

This Severance Agreement (the “Agreement”) is made as of February 10, 2006 between Ducommun Incorporated, a Delaware corporation (the “Company”), and David Dittemore (“Employee”). The Company and Employee agree as follows:

1. Termination of Employment. Employee resigns as President and Chief Operating Officer effective February 8, 2006, and an employee of the Company, effective February 10, 2006 (the “Effective Date”). Employee also resigns from all other positions (if any) including as a director, officer or employee, he may hold with the Company or any of its subsidiaries as of the Effective Date.

2. Salary Continuation and Benefits

(a) The Company will continue Employee’s pay at the biweekly rate of Thirteen Thousand Seventy Six and 92/100 Dollars ($13,076.92) (i.e., $340,000 per year) for a period from the Effective Date through and including August 10, 2007. The salary continuation provided for in this paragraph 2(a) shall be paid regardless of whether or not Employee finds other employment during such period. In the event of Employee’s death, the salary continuance provided for in this paragraph 2(a) shall be paid to Employee’s wife.

(b) Employee’s pay, net of tax withholdings (if any), will be direct-deposited to a bank account specified by Employee, or mailed to Employee’s home during the salary continuation described in paragraph 2(a) above in accordance with the Company’s regular payroll schedule.

3. Benefits Continuation. For the period of salary continuation described in paragraph 2(a) above (but in any event, terminating no later than August 10, 2007), the Company shall provide to Employee any life insurance, medical insurance and dental insurance provided by the Company to its employees generally, if and to the extent that Employee is eligible to participate therein in accordance with the provisions of any such plans (the “Benefits”), unless extended by Employee as permitted under COBRA.

Employee shall not be entitled to vacation, sick pay, bonus eligibility, stock options, 401(k), executive deferred compensation, or any other benefits except as set forth above during this period.

4. Stock Option Agreements. For purposes of any stock option agreement between Ducommun Incorporated and Employee, Employee shall be considered an “employee” for the period of the salary continuance provided in Section 2(a) and Employee’s employment shall terminate pursuant to Section 5(c) of such stock option agreements at the end of the salary continuation provided in Section 2(a). Without limiting the generality of the foregoing, stock options will continue to “vest” during the period of the salary continuance provided in Section 2(a).

5. Bonus. The Company will pay to Employee his bonus under the 2005 Bonus Plan, as approved by the Compensation Committee of the Board of Directors in its discretion, at the same time that bonuses are paid to other employees of the Company. As of the date of this Agreement, such bonus remains subject to the satisfactory completion of the year-end audit by PricewaterhouseCoopers LLP.

6. Acknowledgment of Full Payment. Employee agrees that Employee has been fully paid for any and all (i) expenses incurred on behalf of the Company, and (ii) accrued and vested wages and benefits, including but not limited to vacation pay.

7. Agreement Not to Seek Reinstatement. Employee agrees not to seek reinstatement or reemployment by the Company or any of its subsidiaries.

8. Covenant Not to Sue. Employee agrees not to sue the Company, any of its subsidiaries, or any of the Parties (as defined below), or voluntarily assist in any litigation against the Company, any of its subsidiaries or any of the Parties.

9. Confidentiality of Agreement; Confidential Information; Nonsolicitation. The contents of this Agreement, and of the parties’ discussions pertaining to it, are confidential, and Employee will not disclose or allow the disclosure of any information concerning this Agreement and its performance to anyone. Further, Employee agrees not to disclose or use any trade secret or confidential information of the Company. As used herein, terms “trade secret” and “confidential information” mean all materials, chemicals, formulae, data, drawings and techniques used, tests performed, machines operated and processes used by the Company, all financial, sales and marketing, customer, supplier and employee-related information, and all other information concerning the Company and its subsidiaries, suppliers and customers (including, but not limited to, information regarding the peculiarities, preferences and manner of doing business) that is not generally known to the public. Employee also agrees that, during the period of salary continuation set forth in paragraph 2 above, Employee will not solicit or encourage any customer of the Company or its subsidiaries to take its business elsewhere, and Employee will not solicit or encourage any employee of the Company or its subsidiaries to work elsewhere. Employee acknowledges that he has returned to the Company all Company property, and will, upon demand, immediately return any other Company property, except that the Company agrees that Employee may retain the laptop computer provided by the Company for Employee’s use. Employee agrees that the remedy at law for any breach of this paragraph is inadequate, and that the Company, in addition to any other remedy, may seek appropriate injunctive relief from an appropriate court or arbitrator at its election.

10. Release. In consideration of the payments and benefits stated herein, Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby fully releases and discharges the Company, its affiliated and subsidiary corporations, and each of their officers, directors, assigns, agents, servants, stockholders, employees, representatives and successors (collectively, the “Parties”) from any and all rights, claims, demands, actions and causes of action which Employee may have or heretofore had, whether known or unknown, suspected or unsuspected, against such Parties. Without limiting the generality of the foregoing, Employee releases the Parties from any and all rights, claims, demands, actions and causes of action arising out of, or in any way connected with, (i) Employee’s employment or the termination of that employment, and (ii) discrimination under state or federal law based on age, including, but not limited to, claims under the federal Age Discrimination in Employment Act.

It is the intention of Employee that by the execution of this release Employee will forever bar every right, claim, demand, action and cause of action against the Parties. Because this is Employee’s intention, Employee expressly waives any and all rights and benefits conferred upon Employee under any statutes, in equity or by common law relating to the execution of releases including, but not limited to, Section 1542 of the California Civil Code. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected a settlement with the debtor.”

11. Key Executive Severance Agreement. Employee acknowledges and agrees that the Key Executive Severance Agreement between Employee and the Company is hereby terminated, and that Employee is not entitled to any rights, benefits or payments under such Key Executive Severance Agreement.

12. Advice to Seek Legal Counsel and to Consider Agreement. The Company has advised Employee to consult with independent legal counsel prior to executing this Agreement. Employee has twenty-one (21) days after receipt of this Agreement within which to consider the Agreement and seven (7) days following execution of the Agreement to revoke the Agreement. This Agreement was received on February 17, 2006.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, discussions or understandings of the parties, whether written or oral. This Agreement may not be changed or terminated except in writing signed by the parties.

14. Effective Date. This Agreement is effective and enforceable on the eighth (8th) day following the date of execution of this Agreement by Employee if it is also executed by Employer.

15. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjusted by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate originals as of the day and year first above written.

DUCOMMUN INCORPORATED

Dated: March 8, 2006	By:	/s/ Gary Parkinson
Vice President

EMPLOYEE

Dated: February 28, 2006	/s/ David Dittemore